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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): May 31, 1999

                              DIALOGIC CORPORATION
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

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
New Jersey                    33-59598                       22-2476114
(State or other               (Commission                    (IRS Employer
jurisdiction of               File Number)                   Identification
incorporation)                                               Number)
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
     1515 Route 10, Parsippany, New Jersey                   07054
     (Address of principal executive offices)                (Zip Code)

     Registrant's telephone number,
     Including area code:  (973) 993-3000
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          This Current Report, including exhibits, contains 104 pages.
                         The exhibit index is on page 4.
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     Item 5. Other Events

     On May 31, 1999, Dialogic Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Intel Corporation ("Intel") and Intel LMH Acquisition Corporation ("Acquisition") whereby Intel will acquire the Company through a cash tender offer (the "Offer").

     The terms of the Agreement provide for Intel to commence a cash tender offer within five business days of the date of the public announcement of the Merger Agreement for all outstanding shares of the Company at a price of $44.00 per share. The Agreement further provides for a merger of the Company with Acquisition, a wholly-owned subsidiary of Intel, in which all remaining outstanding shares of the Company will be converted into the right to receive $44.00 per share. In connection with the transaction, the Company has also granted Intel a stock option permitting Intel to purchase 3,400,000 shares of its common stock at a price of $44 per share, under certain conditions. Five shareholders of the Company, who own in the aggregate 5,573,586 shares of the Company's Common Stock (approximately 32.6%), have entered into agreements to tender to Acquisition substantially all shares beneficially owned by each (except for charitable contributions of up to 5% of such shares), provided the Merger Agreement has not been terminated. Upon the completion of the tender offer and the consummation of the subsequent proposed merger, the Company would become a wholly owned subsidiary of Intel. The transaction is subject to regulatory approval and other conditions.

     A copy of the Agreement and Plan of Merger dated May 31, 1999 by and among the Company, Intel and Acquisition and the Stock Option Agreement are attached as Exhibits hereto, and are incorporated herein by reference.


     Item 7. Financial Statements and Exhibits

     Exhibit 2.1    Agreement and Plan of Merger dated May 31, 1999

     Exhibit 2.2    Stock Option Agreement dated May 31, 1999


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                DIALOGIC CORPORATION


                                By:/s/ Theodore M. Weitz
                                   -------------------------------
                                   Theodore M. Weitz
                                   Vice President, General Counsel and Secretary


Dated: June 3, 1999


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                                  EXHIBIT INDEX

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
                                                                      Pages
Exhibit 2.1      Agreement and Plan of Merger dated May 31, 1999       5

Exhibit 2.2      Stock Option Agreement dated May 31, 1999             56
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